                                    EXHIBIT I

                       SCHEDULE 13G JOINT FILING AGREEMENT

The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

(i) The undersigned and each other person executing this Agreement are individually eligible to use the Schedule 13G to which this Exhibit is attached and such Schedule 13G is filed on behalf of the undersigned and each other person executing this Agreement; and

(ii) The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                                   * * * * * *


Date: February 11, 2000


Alkin Co.                                   J2R Corporation


By:       /s/ William L. Orscheln           By:      /s/ S.A. Johnson
         ------------------------                    ----------------
Its:     President                          Its:     President

         /s/ William L. Orscheln                     /s/ S.A. Johnson
         -----------------------                     ----------------
         William L. Orscheln                         S.A. Johnson


         /s/ John C. Jorgensen                       /s/ Mary L. Johnson
         ---------------------                       -------------------
         John C. Jorgensen                           Mary L. Johnson


                                                     /s/ Scott D. Rued
                                                     -----------------
                                                     Scott D. Rued

                                                     /s/ Robert R. Hibbs
                                                     -------------------
                                                     Robert R. Hibbs

         /s/ David R. Bovee
         ------------------
         David R. Bovee


         /s/ Joe A. Bubenzer
         -------------------
         Joe A. Bubenzer


         /s/ David P. Klosterman
         -----------------------
         David P. Klosterman


         /s/ Milton D. Kniss
         -------------------
         Milton D. Kniss


         /s/ Carl W. Kucsera
         -------------------
         Carl W. Kucsera


         /s/ Karl F. Storrie
         -------------------
         Karl F. Storrie

                                   SCHEDULE A


           Shares of Common Stock Owned By the Management Stockholders

------------------------------------------------------------------------------------------------------
                             CLASS B SHARES                CLASS A SHARES                 TOTAL
------------------------------------------------------------------------------------------------------
David R. Bovee                           26,308                     20,000(1)                  46,308
------------------------------------------------------------------------------------------------------
Joe A. Bubenzer                          23,814                     22,450(2)                  46,264
------------------------------------------------------------------------------------------------------
David P. Klosterman                      31,250                      2,750(1)                  34,000
------------------------------------------------------------------------------------------------------
Milton D. Kniss                           8,961                     23,128(1)                  32,095
------------------------------------------------------------------------------------------------------
Carl W. Kucsera                          41,308                        56.008              41,364.008
------------------------------------------------------------------------------------------------------
Karl F. Storrie                         115,531                    116,900(3)                 232,431
------------------------------------------------------------------------------------------------------

(1)      Consists of vested options to purchase Class A shares.

(2) Consists of 1,200 shares owned directly and 21,250 vested options to purchase Class A shares.

(3) Consists of 4,400 shares owned directly and 112,500 vested options to purchase Class A shares.